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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
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Contacts:  Eyetech Pharmaceuticals, Inc.                 Pfizer Inc
           -----------------------------                 ----------
           Glenn Sblendorio                              Daniel Watts
           Office: (212) 824-3100                        Office: (212) 733-3835
           Fax : (212) 824 3240
           Email : glenn.sblendorio@eyetech.com
           www.eyetech.com



            EYETECH/PFIZER FILE NEW DRUG APPLICATION FOR MACUGEN(TM) (pegaptanib sodium injection), THE FIRST INVESTIGATIONAL
           ANTI-VEGF THERAPY FOR WET AGE-RELATED MACULAR DEGENERATION


NEW YORK -- June 17, 2004 -- Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) and Pfizer Inc (NYSE: PFE) today announced that they have completed the filing of a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for Macugen(TM) (pegaptanib sodium injection) as a treatment for wet age-related macular degeneration, the leading cause of severe vision loss in patients older than 50 years of age in the developed world. Macugen received fast track designation from the FDA, which is a process intended for products that address unmet medical needs. The NDA was also entered into the "Pilot 1" program, which allows the FDA to complete reviews of individual reviewable units within six months of submission and provide early feedback on the pre-submissions. In addition, the FDA recently announced that its Dermatologic and Ophthalmic Drugs Advisory Committee will review Macugen on August 27, 2004.

Macugen is a pegylated anti-VEGF aptamer, which binds to and thus inhibits the activity of vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased permeability (leakage from

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blood vessels), two of the primary pathological processes responsible for the vision loss associated with wet AMD.

About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of the wet form of age-related macular degeneration, a phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.

About Pfizer Inc

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for humans and animals in many of the world's best-known consumer brands. For more information about Pfizer, please see www.pfizer.com.

About Pfizer Ophthalmics

Pfizer Ophthalmics, a division of Pfizer Inc, is dedicated to preserving sight and preventing blindness in patients with ocular diseases.

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We

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may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: new information arising out of the preliminary clinical trial results, our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our Prospectus on Form S-1, filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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